 As filed with the Securities and Exchange Commission on July 8, 1997.
                                                  Registration No. 333-_________

================================================================================


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                             --------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                             --------------------

                        THERMADYNE HOLDINGS CORPORATION

             (Exact Name of Registrant as Specified in Its Charter)

                 DELAWARE                                    74-2482571
       (State or Other Jurisdiction                       (I.R.S. Employer
     of Incorporation or Organization)                  Identification No.)

                                                         RANDALL E. CURRAN
                                                       101 SOUTH HANLEY ROAD
           101 SOUTH HANLEY ROAD                     ST. LOUIS, MISSOURI  63105
        ST. LOUIS, MISSOURI  63105                         (314) 746-2320
(Address, Including Zip Code, of Registrant's  (Name, Address, Including Zip Code, and
       Principal Executive Offices)           Telephone Number, Including Area Code, of
                                                         Agent for Service)

                        1996 EMPLOYEE STOCK OPTION PLAN
                            (Full Title of the Plan)

                        CALCULATION OF REGISTRATION FEE

=========================================================================================
                                    Proposed Maximum  Proposed Maximum
 Title of Securities   Amount to be  Offering Price       Aggregate          Amount of
to be Registered (1)  Registered (1)  Per Share (2)  Offering Price (2)  Registration Fee
-----------------------------------------------------------------------------------------
    Common Stock,
   $.01 Par Value     500,000 Shares      $30.81         $15,406,250          $4,668.56
=========================================================================================


(1) Shares of common stock, $.01 par value per share ("Common Stock"), of Thermadyne Holdings Corporation (the "Registrant") being registered hereby relate to the 1996 Employee Stock Option Plan. Pursuant to Rule 416(a) promulgated under the Securities Act of 1933, as amended (the "Securities Act"), there is also being registered an indeterminate amount of additional shares of Common Stock as may become issuable as a result of stock splits, stock dividends or similar transactions.

(2) In accordance with section (h)(1) of Rule 457 promulgated under the Securities Act, calculated on the basis of the average of the high and low price of the Common Stock as reported on the NASDAQ Stock Market on July 1, 1997.

================================================================================

                      DOCUMENTS INCORPORATED BY REFERENCE


       The contents of the Registration Statement of Thermadyne Holdings Corporation (the "Registrant") on Form S-8 filed with the Securities and Exchange Commission on May 20, 1996 (File No. 333-04083), including the documents incorporated by reference therein, are incorporated by reference into this Registration Statement.


                  AMENDMENT TO 1996 EMPLOYEE STOCK OPTION PLAN


       On February 5, 1997, the Board of Directors of the Registrant adopted a proposal to amend the Registrant's 1996 Employee Stock Option Plan to, among other things, (i) increase the aggregate number of shares of Common Stock reserved for issuance thereunder from 300,000 to 800,000, (ii) permit the granting of "Replacement Options" to optionholders who exercise options using shares of Common Stock as payment therefor and (iii) provide for certain administrative changes thereto. The increase in the aggregate number of shares reserved for issuance under the 1996 Employee Stock Option Plan was approved by the Registrant's stockholders on April 24, 1997.

                                    EXHIBITS


4.1    Restated Certificate of Incorporation of Thermadyne Holdings
       Corporation.*

4.2    Amended and Restated Bylaws of Thermadyne Holdings Corporation.*

4.3    Amendment to the 1996 Employee Stock Option Plan.*

5.1    Opinion of Weil, Gotshal & Manges LLP.*

23.1   Consent of Ernst & Young LLP.*

23.2   Consent of Weil, Gotshal & Manges LLP (included in Exhibit 5.1).

24.1   Power of Attorney (see signature pages of this Registration Statement).

--------------------

*      Filed herewith.

                                   SIGNATURES

       The Registrant. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Clayton, State of Missouri, on this 8th day of July, 1997.



                                           THERMADYNE HOLDINGS CORPORATION



                                           By:  /s/ JAMES H. TATE
                                              ----------------------------------
                                                James H. Tate
                                                Senior Vice President and
                                                Chief Financial Officer


       Each person whose signature to this Registration Statement appears below hereby appoints James H. Tate as his attorney-in-fact to sign on his behalf individually and in the capacity stated below and to file all post-effective amendments to this Registration Statement, which amendments may make such changes in and additions to this Registration Statement as such attorney-in-fact may deem necessary or appropriate.

       Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

                    Signature                                      Title                          Date

              /s/ RANDALL E. CURRAN              Chairman of the Board of Directors,        July 8, 1997
 ----------------------------------------------  President and Chief Executive Officer
                Randall E. Curran                (Principal Executive Officer of the
                                                 Registrant)

                /s/ JAMES H. TATE                Director, Senior Vice President and        July 8, 1997
 ----------------------------------------------  Chief Financial Officer (Principal
                  James H. Tate                  Financial and Accounting Officer of the
                                                 Registrant)

              /s/ RICHARD L. BERGER                              Director                   July 8, 1997
 ----------------------------------------------
                Richard L. Berger


              /s/ FLETCHER L. BYROM                              Director                   July 8, 1997
 ----------------------------------------------
                Fletcher L. Byrom

                    Signature                                      Title                       Date
               /s/ HENRY L. DRUKER                               Director                   July 8, 1997
 ----------------------------------------------
                 Henry L. Druker

               /s/ TALTON R. EMBRY                               Director                   July 8, 1997
 ----------------------------------------------
                 Talton R. Embry

              /s/ CHARLES F. MORAN                               Director                   July 8, 1997
 ----------------------------------------------
                Charles F. Moran

                                 EXHIBIT INDEX


Exhibit
  No.         Description
--------      -----------

4.1           Restated Certificate of Incorporation of Thermadyne Holdings
              Corporation.

4.2           Amended and Restated Bylaws of Thermadyne Holdings Corporation.

4.3           Amendment to the 1996 Employee Stock Option Plan.

5.1           Opinion of Weil, Gotshal & Manges LLP.

23.1          Consent of Ernst & Young LLP.

23.2          Consent of Weil, Gotshal & Manges LLP (included in Exhibit 5.1).

24.1          Power of Attorney (see signature pages of this Registration
              Statement).